EXHIBIT 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 333-31060, 333-18951, 333-18949, 33-51853, 33-57553, 333-51853, 333-
78979, 333-64240, 33-51851, 333-26831, 333-94719, 333-52100,
333-82506, 333-46519, 333-64236, 333-26823, 333-94717, 33-
48853, 333-26813, 333-49956) of El Paso Corporation of our
report dated June 21, 2002 relating to the financial statements of the El Paso Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
June 28, 2002